                                                               EXHIBIT 10(u)(18)

                    CENTERPOINT ENERGY, INC. RETIREMENT PLAN

            (As Amended and Restated Effective as of January 1, 1999)

                                Seventh Amendment

                  CenterPoint Energy, Inc., a Texas corporation (the "Company"), having reserved the right under Section 15.1 of the CenterPoint Energy, Inc. Retirement Plan, as amended and restated effective as of January 1, 1999, and as thereafter amended (the "Plan"), to amend the Plan, does hereby amend certain provisions of the Plan relating to the NorAm Energy Corp. Employees Retirement Plan (the "NorAm Plan"), which was merged with and into the Plan effective as of January 1, 1999, as in effect on such date, that continue to apply with respect to certain "Grandfathered Benefits" under the Plan for participants who had a benefit under the NorAm Plan prior to January 1, 1999, effective as of January 1, 2003, as follows:

                  1. The first sentence of Section 4.5 of the NorAm Plan document is hereby amended to read as follows:

         "Notwithstanding any other provision of this Article, the retirement benefit payable to a Participant will not be less than the retirement benefit that the Participant had accrued as of December 31, 1991 (or, if the Participant commenced benefits before January 1, 2003 and was a Super Highly Compensated Employee for any Plan Year before 1992, as of his Benefit Protection Date as hereafter defined) under the terms of the Retirement Plan in effect on December 31, 1988 (including early retirement age and factors and other actuarial assumptions), determined as if the Participant had a Separation from Service on December 31, 1991, or his Benefit Protection Date, whichever applies."

                  2. Section 4.9 of the NorAm Plan document is hereby amended in its entirety to read as follows:

                  "4.9     Special Rule - Preservation of Prior Formula. For any
         Participant who commences retirement benefits on or after January 1, 2003, the retirement benefit will be the greater of (i) the retirement benefit determined under the foregoing provisions of this Article for all years of Credited Service or (ii) the retirement benefit the Participant would be entitled to receive under the Retirement Plan formula applicable to such Participant on December 31, 1991 (as if this Plan had not been adopted, including all relevant early retirement factors and actuarial assumptions) applied to the same Credited Service period as applied to (i) above.

                  Notwithstanding, the retirement benefit of any other Participant who (i) was not a Highly Compensated Employee (as defined in Code Section 414(q)) on December 31, 1991, and (ii) was an active Employee on December 31, 1991, or had a Separation from Service prior to such date and is later rehired under circumstances in which his prior service is taken into account under Article 2, will be the greater of (1) the benefit determined under the foregoing provisions of this Article for all years of Credited Service or (2) in lieu of such benefit, the benefit the Participant would be entitled to receive under the Retirement Plan formula applicable to such Participant on December 31, 1991 (as if this Plan had not been adopted, including all relevant early retirement factors and actuarial assumptions, except as otherwise provided in this Section), applied to the period of Credited Service ending with the close of the Plan Year (after 1991) in which the Participant first becomes a Highly Compensated Employee. For purposes of determining benefits accruing under this Section in Plan Years beginning after 1994, Section 4.5(a) of the benefit formula under Part Three of the Retirement Plan will be applied by replacing `5 years of Vesting Service' with `10 years of Vesting Service.' If a Participant is entitled to a benefit under this Section, the benefit will be payable only in the forms of payment applicable under Article 5, except to the extent that a form of payment provided under the Retirement Plan is protected under Section 5.10."

                  IN WITNESS WHEREOF, CenterPoint Energy, Inc. has caused these presents to be executed by its duly authorized officer in a number of copies, all of which shall constitute one and the same instrument, which may be sufficiently evidenced by any executed copy hereof, this 5th day of November 2003, but effective as of the date specified above.

                                  CENTERPOINT ENERGY, INC.

                                  By: /s/ David M. McClanahan
                                      ------------------------------------
                                      David M. McClanahan
                                      President and Chief Executive Officer

ATTEST:

/s/ Richard B.Dauphin
---------------------------
Assistant Secretary

                                       2